CUSTODY AGREEMENT
                                     BETWEEN
                          THE HUNTINGTON NATIONAL BANK
                                       AND
                              UNIFIED SERIES TRUST




























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                                TABLE OF CONTENTS

Definitions                                                                  1
ARTICLE II - Appointment; Acceptance; and Furnishing of Documents
II. A. Appointment of Custodian.                                             2
II. B. Acceptance of Custodian.                                              2
II. C. Documents to be Furnished.                                            2
II. D. Notice of Appointment of Dividend and Transfer Agent.                 2
ARTICLE III - Receipt of Trust Assets
III. A. Delivery of Moneys.                                                  2
III. B. Delivery of Securities.                                              2
III. C. Payments for Shares.                                                 3
III. D. Duties Upon Receipt.                                                 3
ARTICLE IV - Disbursement of Trust Assets
IV. A. Declaration of Dividends by Trust.                                    3
IV. B. Segregation of Redemption Proceeds.                                   3
IV. C. Disbursements of Custodian.                                           3
IV. D. Payment of Custodian Fees.                                            3
ARTICLE V - Custody of Trust Assets
V. A. Separate Accounts for Each Fund.                                       3
V. B. Segregation of Non-Cash Assets.                                        3
V. C. Securities in Bearer and Registered Form.                              3
V. D. Duties of Custodian as to Securities.                                  3
V. E. Certain Actions Upon Written Instructions.                             4
V. F. Custodian to Deliver Proxy Materials.                                  4
V. G. Custodian to Deliver Tender Offer Information.                         4
V. H. Custodian to Deliver Security and Transaction Information.             4
ARTICLE VI - Purchase and Sale of Securities
VI. A. Purchase of Securities.                                               5
VI. B. Sale of Securities.                                                   5
VI. C. Delivery Versus Payment for Purchases and Sales.                      5
VI. D. Payment on Settlement Date.                                           5
VI. E. Segregated Accounts.                                                  5
VI. F. Advances for Settlement.                                              6
ARTICLE VII - Trust Indebtedness
VII. A. Borrowings.                                                          6
VII. B. Advances.                                                            6
ARTICLE VIII - Concerning the Custodian
VIII. A. Limitations on Liability of Custodian.                              6
VIII. B. Actions not Required by Custodian.                                  7
VIII. C. No Duty to Collect Amounts Due From Dividend and Transfer Agent.    7
VIII. D. No Enforcement Actions.                                             8
VIII. E. Authority to Use Agents and Sub-Custodians.                         8
VIII. F. No Duty to Supervise Investments.                                   8
VIII. G. All Records Confidential.                                           8
VIII. H. Compensation of Custodian.                                          8
VIII. I. Reliance Upon Instructions.                                         8
VIII. J. Books and Records.                                                  8
VIII. K. Internal Accounting Control Systems.                                8
VIII. L. No Management of Assets by Custodian.                               8
VIII. M. Assistance to Trust.                                                9
ARTICLE IX - Termination
IX. A. Termination.                                                          9
IX. B. Failure to Designate Successor Custodian.                             9
ARTICLE X - Force Majeure
ARTICLE XI - Miscellaneous
XI. A. Designation of Authorized Persons.                                    9
XI. B. Limitation of Personal Liability.                                     9
XI. C. Authorization By Board.                                              10
XI. D. Custodian's Consent to Use of Its Name.                              10
XI. E. Notices to Custodian.                                                10
XI. F. Notices to Trust.                                                    10
XI. G. Amendments In Writing.                                               10
XI. H. Successors and Assigns.                                              10
XI. I. Governing Law.                                                       10
XI. J. Jurisdiction.                                                        10
XI. K. Counterparts.                                                        10
XI. L. Headings.                                                            10
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E



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                                CUSTODY AGREEMENT


         This agreement (the "Agreement") is entered into as of the ____ day of December 2002, by and between Unified Series Trust, an Ohio business trust (the "Trust") and The Huntington National Bank, (the "Custodian"), a national banking association having its principal office at 41 South High Street, Columbus, Ohio 43215.
         WHEREAS, the Trust and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Trust as required by the Act (as hereafter defined).
         THEREFORE, in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:
Definitions
         The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:
         Act - the Investment Company Act of 1940, as amended.
         1934 Act - the Securities and Exchange Act of 1934, as amended. Authorized Person - any person, whether or not any such person is an officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.
         Board of Trustees - the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.
         Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.
         Business Day - any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of any fund.
         Depository - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s). Depository shall include any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities provided that the Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.
         Dividend and Transfer Agent - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Trust.
         Foreign Securities - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.
         Fund - each series of the Trust listed in Appendix B and any additional series added pursuant to Proper Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."
         Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.
         NASD - the National Association of Securities Dealers, Inc.
         Officer - the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Trust.
         Oral Instructions - instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.
         Proper Instructions - Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.
         Prospectus - With respect to each Fund, the Fund's then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.
         Security or Securities - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered investment company, that the Custodian has the facilities to clear and to service.
         SEC - the Securities and Exchange Commission of the United States of America.
         Shares - with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.
         Trust - the business trust organized under the laws of Ohio which is an open-end management investment company registered under the Act.
         Written Instructions - communications in writing actually received by the Custodian from an Authorized Person. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices (where the use of such devices have been approved by resolution of the Board of Trustees and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Institutional Trust Custody Group.

                                   ARTICLE II
              Appointment; Acceptance; and Furnishing of Documents
         II. A. Appointment of Custodian. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by each Fund at any time during the term of this Agreement.
         II. B. Acceptance of Custodian. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.
         II. C. Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Trust:

          1.) A copy of the Declaration of Trust of the Trust certified by the Secretary.
          2.) A copy of the By-Laws of the Trust certified by the Secretary. 3.) A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.
          4.)  A copy of the then current Prospectuses.
          5.) A Certificate of the President and Secretary of the Trust setting forth the names and signatures of all Authorized Persons.

         II. D. Notice of Appointment of Dividend and Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

                                   ARTICLE III
                             Receipt of Trust Assets
         III. A. Delivery of Moneys. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. The Custodian shall be entitled to reverse any deposits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 20 days of the making of such entry.
         III. B. Delivery of Securities. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all Securities to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian. The Custodian is hereby authorized by the Trust, acting on behalf of a Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Trust for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.
         III. C. Payments for Shares. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Trust's distributor or Dividend and Transfer Agent or from the Trust itself.
         III. D. Duties Upon Receipt. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

                                   ARTICLE IV
                          Disbursement of Trust Assets
         IV. A. Declaration of Dividends by Trust. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Trust's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Trust, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.
         On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.
         IV. B. Segregation of Redemption Proceeds. Upon receipt of Proper Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.
         IV. C. Disbursements of Custodian. Upon receipt of a Written Instruction directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.
         IV. D. Payment of Custodian Fees. Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the assets of the Trust in payment of the Custodian's fees and expenses as provided in Article VIII hereof.
                                    ARTICLE V
                             Custody of Trust Assets
         V. A. Separate Accounts for Each Fund. As to each Fund, the Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Trust coupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held by the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.
         V. B. Segregation of Non-Cash Assets. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.
         V. C. Securities in Bearer and Registered Form. All Securities held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of the Custodian, any sub-custodian appointed in accordance with this Agreement, or the nominee of any of them. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.
         V. D. Duties of Custodian as to Securities. Unless otherwise instructed by the Trust, with respect to all Securities held for the Trust, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Mutual Fund Custody Model, as amended from time to time, annexed hereto as Appendix D):

               1.) Collect all income due and payable with respect to such Securities;

                    2.) Present for payment and collect amounts payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

               3.) Surrender interim receipts or Securities in temporary form for Securities in definitive form; and

                    4.) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect.

         V. E. Certain Actions Upon Written Instructions. Upon receipt of a Written Instructions and not otherwise, the Custodian shall:
                                            1.) Execute and deliver to such
                           persons as may be designated in such Written
                           Instructions proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as beneficial owner of any Securities may be exercised;
                                            2.) Deliver any Securities in
                           exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;
                                            3.) Deliver any Securities to any
                           protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;
                                            4.) Make such transfers or exchanges
                           of the assets of any Fund and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust; and
                                            5.) Deliver any Securities held for
                           any Fund to the depository agent for tender or other similar offers.
         V. F. Custodian to Deliver Proxy Materials. The Custodian shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.
         V. G. Custodian to Deliver Tender Offer Information. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Mutual Fund Custody Model attached as Appendix D. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.
         V. H. Custodian to Deliver Security and Transaction Information. On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Trust with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities held for the Fund under this Agreement. Where Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide notice as described by Article XI Section F. Notices to Trust; it shall be sufficient to communicate by such means as shall be mutually agreeable to the Trust and the Custodian.

                                   ARTICLE VI
                         Purchase and Sale of Securities
         VI. A. Purchase of Securities. Promptly after each purchase of
Securities by the Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Proper Instructions, specifying with respect to each such purchase the;
          1.) name of the issuer and the title of the Securities
          2.) the number of shares, principal amount purchased (and accrued interest, if any) or other units purchased, 3.) date of purchase and settlement, 4.) purchase price per unit,
          5.) total amount payable,
          6.) name of the person from whom, or the broker through which, the purchase was made,
          7.) the name of the person to whom such amount is payable, and 8.) the Fund for which the purchase was made
The Custodian shall, against receipt of Securities purchased by or for the Trust, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions, or Oral Instructions, if applicable, to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made. With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.
         VI. B. Sale of Securities. Promptly after each sale of Securities by a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:
          1.) name of the issuer and the title of the Securities
          2.) number of shares,  principal amount sold (and accrued interest, if any) or other units sold,
          3.) date of sale and settlement,
          4.) sale price per unit,
          5.) total amount receivable,
          6.) name of the person to whom, or the broker through which, the sale was made,
          7.) name of the person to whom such Securities are to be delivered, and
          8.) Fund for which the sale was made The Custodian shall deliver the Securities against receipt of the total amount specified in the Written Instructions, or Oral Instructions, if applicable.

         VI. C. Delivery Versus Payment for Purchases and Sales. Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis. The Custodian may, in its sole discretion, upon receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.
         VI. D. Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery. Exceptions to contractual settlement on purchases and sales, that will continue to settle delivery versus payment, include real estate, venture capital, international trades, open-ended mutual funds, non standard depository settlements and in-kind trades.
         VI. E. Segregated Accounts. The Custodian shall, upon receipt of Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:
                                            1.) in accordance with the provision
                           of any agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
                           Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;
                                            2.) for purposes of segregating cash
                           or Securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;
                                            3.) for the purpose of compliance by
                           the Fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, short sales, or any other securities by Act Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance of segregated accounts by registered investment companies;
                                            4.) for the purpose of segregating
                           collateral for loans of Securities made by the Fund; and
                                            5.) for other proper corporate
                           purposes, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purposes of such segregated account.
         Each segregated account established hereunder shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.
         VI. F. Advances for Settlement. Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

                                   ARTICLE VII
                               Trust Indebtedness
         VII. A. Borrowings. In connection with any borrowings by the Trust, the Trust will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Trust, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Trust, such Securities as additional collateral, as may be specified in Written Instructions, to secure further any transaction described in this Article VII. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.
         The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.
         VII. B. Advances. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time. The Custodian may, in its sole discretion, charge interest accruing from the date of such overdraft to but not including the date of such repayment at the rate per annum customarily charged by the Custodian on similar overdrafts.

                                  ARTICLE VIII
                            Concerning the Custodian
         VIII. A. Limitations on Liability of Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or willful misconduct. The Trust, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Trust with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties hereunder or any other action or inaction of the Trust or its Trustees, officers, employees or agents, except such as may arise from the negligent action, negligent omission, willful misconduct or any breach of this Agreement by the Custodian, its directors, officers, employees or agents.. The Custodian shall defend, indemnify and hold harmless the Trust and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties as specifically set forth in this agreement with respect to the Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees, or Sub-Custodians as to the Fund, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its trustees, officers, employees, or agents. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust, on behalf of the Fund, of principal and of interest to the date of recovery on Securities incorrectly omitted from the Fund's account or penalties imposed on the Trust, in connection with the Fund, for any failures to deliver Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent. The provisions of this section VIII. A. shall survive the termination of this Agreement.
         VIII. B. Actions not Required by Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:
                                            1.) The validity of the issue of any
                           Securities purchased by or for the account of any Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;
                                            2.) The legality of the sale of any
                           Securities by or for the account of any Fund, or the propriety of the amount for which the same are sold;
                                            3.) The legality of the issue or
                           sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor;
                                            4.) The legality of the redemption
                           of any Shares of any Fund, or the propriety of the amount to be paid therefor;
                                            5.) The legality of the declaration
                           or payment of any dividend by the Trust in respect of Shares of any Fund;
                                            6.) The legality of any borrowing by
                           the Trust on behalf of the Trust or any Fund, using Securities as collateral;
                                            7.) Whether the Trust or a Fund is
                           in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.
         VIII. C. No Duty to Collect Amounts Due From Dividend and Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from any Dividend and Transfer Agent of the Trust nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Trust of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.
         VIII. D. No Enforcement Actions. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.
         VIII. E. Authority to Use Agents and Sub-Custodians. The Trust acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix C annexed hereto. In addition, the Trust acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or sub-custodians. Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.
         VIII. F. No Duty to Supervise Investments. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Trust are such as properly may be held by the Trust under the provisions of the Declaration of Trust and the Trust's By-Laws.
         VIII. G. All Records Confidential. The Custodian shall treat all records and other information relating to the Trust and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Trust shall have consented thereto in writing or
(ii) such disclosure is compelled by law.
         VIII. H. Compensation of Custodian. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, for the Fund's account from the Fund's assets only, such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to Appendix E as approved by the Custodian and the Trust. The Custodian shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Trust or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.
         VIII. I. Reliance Upon Instructions. The Custodian shall be entitled to rely upon any Proper Instructions if such reliance is made in good faith. The Trust agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same Business Day on which such Oral Instructions were given. The Trust agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.
         VIII. J. Books and Records. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Trust, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Trust, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and employees of the SEC.
         VIII. K. Internal Accounting Control Systems. The Custodian shall send to the Trust any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Trust may reasonably request from time to time.
         VIII. L. No Management of Assets by Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.
         VIII. M. Assistance to Trust. The Custodian shall take all reasonable action, that the Trust may from time to time request, to assist the Trust in obtaining favorable opinions from the Trust's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.

                                   ARTICLE IX
                                   Termination
         IX. A. Termination. Either party hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Trust. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Trust shall pay to the Custodian on behalf of the Trust such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Trust that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.
         IX. B. Failure to Designate Successor Custodian. If a successor custodian is not designated by the Trust, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall, upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be the custodian for the Trust, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Trust, which shall be held by the Custodian in accordance with this Agreement.

                                    ARTICLE X
                                  Force Majeure
         Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.

     ARTICLE XI Miscellaneous XI. A. Designation of Authorized Persons. Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Secretary of the Trust. The Trust agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.
     XI. B. Limitation of Personal Liability. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the assets of the Trust, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or trustees of the Trust or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.
     XI. C. Authorization By Board. The obligations set forth in this Agreement as having been made by the Trust have been made by the Board of Trustees, acting as such Trustees for and on behalf of the Trust, pursuant to the authority vested in them under the laws of the State of Ohio, the Declaration of Trust and the By-Laws of the Trust. This Agreement has been executed by Officers of the Trust as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Trust and then only to the extent of the assets of the Trust.
     XI. D. Custodian's Consent to Use of Its Name. The Trust shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution, of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address).
     XI. E. Notices to Custodian. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at The Huntington National Bank, Easton Business Service Center, 7 Easton Oval EA4E72, Columbus, Ohio, 43219, attention Director Mutual Fund Custody, or at such other place as the Custodian may from time to time designate in writing.
     XI. F. Notices to Trust. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given when delivered to the Trust or on the second Business Day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Trust at its office at 431 North Pennsylvania Street, Indianapolis, IN 46204-1806 or at such other place as the Trust may from time to time designate in writing.
     XI. G. Amendments In Writing. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.
     XI. H. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodian, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.
     XI. I. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio.
     XI. J. Jurisdiction. Any legal action, suit or proceeding to be instituted by either party with respect to this Agreement shall be brought by such party exclusively in the courts of the State of Ohio or in the courts of the United States for the Southern District of Ohio, and each party, by its execution of this Agreement, irrevocably (i) submits to such jurisdiction and (ii) consents to the service of any process or pleadings by first class U.S. mail, postage prepaid and return receipt requested, or by any other means from time to time authorized by the laws of such jurisdiction.
     XI. K. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     XI. L. Headings. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

WITNESS:                            TRUST:
                                    Unified Series Trust

__________________________          By:_____________________________________


                                    Title:______________________________________

WITNESS:                            CUSTODIAN:
                                    The Huntington National Bank

___________________________         By:_____________________________________


                                    Title:______________________________________

                                   APPENDIX A

                           Authorized Persons        Specimen Signatures

Chairman:                  __________________        ___________________________


President:                 __________________        ___________________________


Secretary:                 __________________        ___________________________


Treasurer:                 __________________        ___________________________

Senior Vice
 President:                __________________        ___________________________


Assistant
 Secretary:                __________________        ___________________________

Assistant
 Treasurer:                __________________        ___________________________


Adviser Employees:         __________________        ___________________________


                           __________________        ___________________________

Transfer Agent/Fund Accountant

Employees:                 __________________        ___________________________


                           __________________        ___________________________


                           __________________        ___________________________


                           __________________        ___________________________


* Authority restricted; does not include: ______________________________________

                                   APPENDIX B
                               Series of the Trust

                       Ariston Convertible Securities Fund

                                Auxier Focus Fund

                           Corbin Small Cap Value Fund

                                GJMB Growth Fund

                               Globalt Growth Fund

                            Marathon Value Portfolio

                             RiverGuide Growth Fund

                              StoneRidge Bond Fund
                             StoneRidge Equity Fund
                        StoneRidge Small Cap Equity Fund

                                   APPENDIX C
                             Agents of the Custodian


     The following agents are employed currently by The Huntington National Bank for securities processing and control ...


                The Depository Trust Company (New York)
                7 Hanover Square
                New York, NY 10004

                The Federal Reserve Bank
                Cleveland Branches

                Bank of New York
                1 Wall Street
                New York, NY 10286
                (For Foreign Securities and certain non-DTC eligible Securities)

                                   APPENDIX D
                            Mutual Fund Custody Model

Mutual Fund Custody Model document is attached.

                                   APPENDIX E
                            Mutual Fund Custody Fees

Mutual Fund Custody Pricing document is attached.

                            Mutual Fund Custody Model

                      Overview of Mutual Fund Custody Model


The Unified Series Trust (Fund) will contract to The Huntington National Bank
(HNB), the custodian bank, all responsibility to maintain detailed custodial records for the Funds identified on page 3 under the heading "Account Name and Number Matrix". The Fund and/or Unified Fund Services will receive and review all reporting to ensure that adequate accountability controls are maintained.

The custodian responsibilities include:

>> Maintain detail accounting of all investment transactions and balances on internal accounting system for all mutual fund company assets.

>> Provide reporting to the Fund and/or Unified Fund Services for completion of daily activity reconciliation with the accounting system.

>> Ensure all trade transactions settle within the mutual fund company guidelines.

>> Maintain accurate records containing all electronic and hard copy instructions required that satisfy the mutual fund company's audit requirements and record retention requirements of 7 years.

>> Provide summary and detail for transaction and position information to Fund and/or Unified Fund Services for updates into Fund and/or Unified Fund Services accounting system.


The Fund and/or Unified Fund Services will maintain accounting records and will balance to HNB's trust accounting records. HNB will provide daily reporting to the Fund and/or Unified Fund Services.

References to specific times and deadlines contained herein are based on the time in Columbus, Ohio.

                          Mutual Fund Account Structure


Account Structure

         HNB must maintain trust accounts corresponding to the Fund structure.

         The Fund and/or Unified Fund Services will maintain a separate set of accounts for each individual mutual fund. A control environment will be established by allowing Fund and/or Unified Fund Services to reconcile total cash and book value in the mutual fund accounts to cash and book value at HNB.


Special Account Characteristics

         HNB will establish accounts and use FIFO lots for sales. The Fund will establish DDA accounts for movement of cash. Unless indicated otherwise, idle cash in the HNB custody account will be invested in Huntington Money Market Fund.

         Sweep Account Structure
         Huntington Money Market Fund will be utilized as the sweep vehicle for the mutual fund accounts unless indicated otherwise. The Fund will instruct HNB via e-mail of instructions to move cash to and from the HNB custody account and the HNB DDA account

         Securities Lending
         In the event the Fund has entered into a securities lending agreement with the Huntington, the Fund will notify the Securities Lending department at HNB via e-mail of all known sales traded but not settled at the end of each business day. The e-mail address this information should be sent to is:

                           securities.lending@huntington.com


         Cost Process
         Individual lots are maintained based on acquisition date. For all accounts cost for lots sold is determined using the FIFO method.


Account Name and Number Matrix

        HNB Account Number                                                             Fund Number
                                             Mutual Fund Account Name

            1041021071                  Ariston Convertible Securities Fund               _____
            1041021080                           Auxier Focus Fund                        _____
            1041021099                      Corbin Small Cap Value Fund                   _____
            1041021115                           GJMB Growth Fund                         _____
            1041021124                          Globalt Growth Fund                       _____
            1041021133                       Marathon Value Portfolio                     _____
            1041021160                        RiverGuide Growth Fund                      _____
            1041021179                         StoneRidge Bond Fund                       _____
            1041021188                        StoneRidge Equity Fund                      _____
            1041021197                   StoneRidge Small Cap Equity Fund                 _____

                                           Daily Activity Reconciliation


Activity Reconciliation Process

         The Fund and/or Unified Fund Service will balance Fund activity with HNB activity on a daily basis.

         HNB will receive from the Fund and/or Unified Fund Services an electronic copy of the Fund accounting report detailing all cash and security trades to be executed for that day by 8:00 a.m. The report will detail all cash and securities transactions segregated by Fund. The information will be sent electronically (flat file), or on an emergency basis in hard copy form. Any trades received after the cut-off time will be handled by HNB on a "best efforts" basis. Daily overnights will be available by 9:00 a.m.

         HNB will provide to the Fund and/or Unified Fund Services a copy of their projected activity report by 9:00 a.m. for that day's activity. The report will detail all cash and securities transactions segregated by individual Fund account.

         By 11:00 a.m. or one half hour after receipt of the Fund file if received after 1:00 p.m., the Fund and/or Unified Fund Services will reconcile their Fund account projected activity to the Fund transaction activity report and detail any discrepancies to HNB.

         HNB will observe a cut off time of 9:30 p.m. for corrections (dividend, interest and principle payments) to the accounts. After 1:00 p.m., corrections will not be processed until the next day's business unless there is expressed approval from Fund and/or Unified Fund Services. Corrections received after 1:00 p.m. on a particular day may be credited to the accounts the same day.

         HNB will provide daily activity transaction reports utilizing the following categories:


         Trades:                 CUSIP/SEDOL Number
                                 Principal amount
                                 Net settlement amount

         Income:                 Interest
                                 Dividends
                                 Cusip

         Principal:              Principal paydown
                                 Principal payups (excluding TIPS)
                                 Maturity proceeds
                                 Cusip

         Corporate Actions:      All corporate action activity affecting cost, cash, and units

         Fund Transfers:         Movement of securities between trust accounts

         Money Market:           Daily net money market transaction

         Other DDA               Other DDA transactions, such as movement of funds between the accounts,
         Transactions:           lockbox deposits and checks issued, will need to be considered when determining the balance available for short-term investment.

         Fund and/or Unified Fund Services will log all unresolved cash and security activity discrepancies on a daily basis.

         If HNB and Fund and/or Unified Fund Services do not agree on cash activity, every effort will be made to resolve the discrepancy same day (prior to money market deadlines). In cases where research will not be completed same day, HNB will post transactions to the individual trust account based on depository and internal records and will not be obligated to post client figures until research has demonstrated the posting is incorrect.

         Both HNB and Fund and/or Unified Fund Services will be responsible for researching the exceptions and following up to ensure timely resolution.

         Once HNB and Fund and/or Unified Fund Services have agreed on the daily activity and the list of any exceptions, HNB will sweep residual cash to the money market investment unless otherwise indicated.

         During the overnight hours after a day's activity, HNB will cause its system to generate an electronic file (a CHR) which details the settled activity for that day. HNB's system will automatically e-mail this report to the Fund before the opening of business (8:00 a.m.) the following day.

Control Reporting

         HNB and Fund and/or Unified Fund Services will generate a daily Master Outage Summary Report spreadsheet to report cash activity outages.


         HNB and Fund and/or Unified Fund Services are jointly responsible for timely research and resolution of activity discrepancies.


         The Master Outage Summary Report will detail the following categories:

o        Fund name and number
o        Outage date
o        Transaction type
o        Dollar amount
o        Custodian dollar amount
o        Cusip/SEDOL number
o        Asset description
o        Net difference
o        Status comments


         The Fund and/or Unified Fund Services and HNB will monitor the confirmed reconciliation report and ensure timely resolution of outages. Outages outstanding over thirty days will require Sr. management intervention to ensure contractual compliance.

                             Lines of Communication


Short Term Operating Cash

         All transfers to and from the DDA(s) will be run in the Fund Custody Account. All disbursements will be made from the Fund Custody Account.

         Per the daily activity reconciliation process, the HNB administrator and the Fund and/or Unified Fund Services representative will agree on the preliminary available cash by 11:00 a.m.

Corporate Actions

         HNB and Fund will post all corporate actions utilizing the posting policies as listed below:

         Stock Splits: Stock splits are paid on Ex-Date instead of the Payable Date. On splits (stock dividends which are greater than 10%) the Ex-Date is usually the first business day after the payable date. This protects the value of the client's shares up through the payable date. On the Ex-Date the share value is reduced in the market place by the amount of the split. However at that same time, the shareholder should be receiving his split shares. This keeps the shareholder's investment valuation the same as prior to the split, barring any other market fluctuations. By paying a split on the Ex-Date, this allows for the fact that an asset can be sold (trade date) on the Payable Date and not be entitled to receive the split shares. This practice is industry standard.

         Stock Dividends: Stock Dividends are paid on the Payable Date. Stock Dividends (10% or less) do not usually have a late Ex-Date.

         Spin-Off : Spin-Offs are paid on the Ex-Date.

         Reverse Splits: Reverse Splits are paid when HNB is given credit for the split by DTC, which is usually, but not always, on the Ex-Date.

         Mergers: Mergers are adjusted to accounts when HNB is given credit for the merger by DTC, or in the case of a certificate, when HNB receives the new certificate from the transfer agent.

         Tender Offers: Tender Offers are adjusted to accounts when HNB is given credit by DTC. As with the case of a Merger, the Effective Date is usually meaningless as a Tender Offer often times is extended. Some Tender Offers are also "pro-rated" meaning that not all of the tendered shares will be accepted, only a portion of those shares.

         Optional Dividends: Optional Dividends are paid on the date that HNB receives credit from DTC.

         Full and Partial Calls: Calls are also paid on the date that HNB receives credit from DTC.

         Class Actions: Class Actions can take years to be finalized by the court system. As such, credit to eligible accounts is not paid until HNB has actually received the proceeds from the courts.

         HNB will generate all mandatory equity and fixed income Corporate Action notifications by sending a report via e-mail to Unified Fund Services Advisor.



         HNB will generate a courtesy copy of all corporate voluntary action notifications requiring a response by a stated deadline to Fund Investment Managers. Notification will be by e-mail with receipt-reply verification.

         The Fund Investment Managers will send a response via e-mail with receipt-reply verification to HNB as currently listed:

                  michael.lydon@huntington.com
                  allan.burkhart@huntington.com
                  diana.purcell@huntington.com

         No response from the Fund Investment Managers will mean that no action will be taken by HNB, and any stated default actions will automatically occur.

         HNB will be responsible for sending via e-mail a copy of all voluntary corporate action responses that affect holdings and/or cash flows to Unified Fund Services Advisor.

Class Action Lawsuits

         HNB will notify the Unified Fund Services Advisor when they have filed on the Fund's behalf for Class Action lawsuits.


Daily Pricing

         Equity securities will be priced daily by HNB subject to the available daily rates provided by IDSI (Muller).

                    Asset Accounting Position Reconciliation


Reconciliation Process

         HNB will provide a weekly electronic file each Monday or Tuesday if Monday is a holiday to the Fund and/or Unified Fund Services detailing all holdings information by 8:00 a.m.

         Fund and/or Unified Fund Services will be responsible for reconciling positions on a weekly basis.

         Fund and/or Unified Fund Services, on a weekly basis, will identify, log, and research all asset outages between the Fund and HNB by individual trust account. Should additional research be needed they will fax outstanding issues log to HNB complete with comments by noon.

         HNB will review, log, and research all asset outages between HNB and Fund by individual fund. HNB will fax their status comments on the issues log to the Fund and/or Unified Fund Services on a daily basis by 11:00 a.m.

         Fund and/or Unified Fund Services will track and monitor all outstanding asset outages on an ongoing summary report.

         The summary report will include the following:

o        Fund name and number
o        Outage date
o        Retirement system units
o        Custodian units
o        Cusip/SEDOL number
o        Asset description
o        Share difference
o        Status comments

         HNB and Fund and/or Unified Fund Services are jointly responsible for timely research and resolution of position discrepancies. Bloomberg will be considered the benchmark for resolving pay down issues. On a per asset basis, a difference of one dollar or less will not be viewed as material.

                                Trade Processing


The Fund will send to both HNB and Unified Fund Services a listing of all Portfolio Managers, both internal and external, authorized by the Fund to execute trades on its behalf. This list will be updated for the termination of a Manager, or for the addition of a Manager prior to the effective date of the addition.

In addition, the Fund will send to HNB and Unified Fund Services a list of all persons approved by the Fund to authorize the purchase or sale of investments. This list will be updated when there is any change in authorization.

Trade Execution

Trade Date

         Fund Portfolio Managers write up a trade ticket and give to their brokers who, in turn, execute the trade.


Trade Date + 1

         Fund Portfolio Managers affirm trades confirmed by their chosen brokers through the DTC ID System. Unified Fund Services downloads affirmed trades automatically into their accounting system by specific fund.

         Portfolio Managers, who do not affirm trades, will forward copies of trade tickets to the Fund and/or Unified Fund Services who will manually verify trades against DTC Confirmations entered by the brokers. Upon trade verification the Fund and/or Unified Fund Services will instruct HNB to affirm the DTC ID Confirm using electronic file from advisors, designated by Fund.

         In this latter case, if a trade discrepancy is found, the Fund and/or Unified Fund Services will contact the trader to get a corrected trade ticket or await a cancel and rebill.

         A report from the Fund and/or Unified Fund Services accounting system is compared to the DTC affirmed trades listing or the trade tickets by 9:00 a.m. to ensure no importing or data entry errors have occurred.

         An authorized person for the Fund will send HNB a listing of all approved transactions via e-mail. The e-mail will contain the following language: "The attached listing contains transactions authorized by the `Fund'." Any necessary files will be attached. HNB will provide an electronic receipt of the transmission. HNB will also provide a method of storing these communications for not less than seven years.


Trade Communication:

     HNB and Fund will adhere to NYSE Rule 387, which states in part that "That client or its agent shall utilize the facilities of securities depository for confirmation, acknowledgment, and book entry settlement of all depository eligible transactions."

>> All eligible trades that are affirmed by the industry deadlines will automatically load into the Custodial Bank's system and settle through the appropriate depository as required by NYSE Rule 387.
>> NYSE Rule 387 dictates that custodial Banks not accept physical delivery of depository eligible issues presented by member brokers.
>> When a clearing broker/agent is used to settle a trade, all brokers must ensure that a trade confirmation is coded to indicate the originating broker.

     This represents current NYSE operating procedure.

     The Fund will work with its investment managers to have all transactions placed through member brokers on the DTC confirmation system (or other industry-accepted confirmation methods) by no later than the industry standard of noon on trade date plus one (T+1). Additionally, the Fund will facilitate the affirmation of depository eligible and non-eligible transactions by no later than noon on the later of settlement minus one (S-1) or trade date plus two (T+2). The Fund will notify HNB of all T+1 transactions as soon as possible after trade notification is received from the investment manager. HNB will not be responsible for compensation interest due if notification is received after noon on S-1.

     HNB will accept DTC affirmed confirmation as authorized instruction to settle trades. HNB will accept electronic or hard copy resolutions from the Fund for non-standard trade settlement.

     Non-standard settlements, i.e. exceptions to the use of the DTC ID system, include, but are not limited to:

>>       Same day cash trading, e.g. commercial paper
>>       Real estate/venture capital
>>       Trades not affirmed on the DTC confirmation system
>>       Physical trade settlement
>>       Financial Futures
>>       Call Options
>>       Commingled portfolios

     All pre-settlement trade communication will be between the Fund and HNB. HNB will be authorized to receive and act on trade instructions directly from the Fund.





Trade Settlement:

     HNB will ensure all domestic trades will settle within industry accepted standards (contractual basis). However, the following trades will settle delivery versus payment:

>>     Real estate/venture capital
>>     Certain international trade settlement
>>     Trades in open-ended mutual funds
>>     Non standard depository settlement, e.g. late commercial paper settlement
>>     In-kind trades
>>     Securities Lending transactions (if applicable)

     HNB will maintain a report detailing all failing trades and be responsible for providing the failed trade information to the Fund or Unified Fund Services by noon on the first business day after the fail. Any trade failing for over thirty days will be considered an exception and require the Fund intervention. HNB will report weekly the following information for failed trades:

o        Account number
o        Account name
o        Trade date
o        Settlement date
o        CUSIP/SEDOL number
o        Asset description
o        Shares/Par Value
o        Dollar amount
o        Delivering broker
o        Status comment

     If no trade is in failing status and none has failed during the week, HNB will provide a negative report stating such.

Daily Procedures

Purchases and Sales
         HNB will rely on the Fund to provide purchase and sale instructions via a hard copy trade resolution. The trade resolution must indicate the following information:

                  Bank account number
                  Asset name
                  Units affected
                  Trade settlement date
                  Wiring instructions
                  Capital Income & Realized Gain/Loss

         After HNB and the Fund complete the daily cash balancing process, HNB will process the wire transfer through the HNB trust wire account into the appropriate advisor account. HNB will report problems receiving or delivering settlement wires to the Fund and/or Unified Fund Services.



Structural Changes

         The Fund will notify HNB and Unified Fund Services in the event of any structural changes. Examples of structural changes are:

o        Addition/Termination of a portfolio manager or bank account
o        Change in accounting method
o        Addition/Termination of an investment instrument

         The Fund must notify HNB and Unified Fund Services of the structural changes planned at least three business days prior to the effective date via letter, memo or electronic notification.

         The notification must contain all pertinent information such as effective date, portfolio managers and bank accounts involved, and a contact name for questions.

         HNB will notify Unified Fund Services of new account numbers prior to initial activity.


Daily Cash Flow Transactions (Other Than Trades)

         Unified Fund Services will receive notification of any transactions not related to trades. Examples of these types of transactions are:

o        Sweep Transfer Letters
o        Accrued Sweep Interest
o        Manager/Bank Fees


Securities Lending Income

         HNB will be responsible for notifying the Fund and Unified Fund Services of any securities lending income that is posted to their account as part of the Activity Reconciliation Process described earlier.

Reporting to Unified Fund Services

         HNB will provide Unified Fund Services custodial information on a daily basis that includes position and transaction information both on a summary and detailed level.

Daily Position Report - Detail

         The report details end of day positions by individual Fund investment portfolios and pertinent investment data. The Daily Position Report will include the following investment information.

         Bank Field
         Statement date Bank trust account number Bank short account name Asset Name Asset Cusip/SEDOL number Security interest rate Security maturity date Security payment frequency Security acquisition date Shares / Par value Original Cost Book Value** Purchase Accrued Interest

         **Contains Trust Cash and Money Market investment values


Daily Position Report - Summary

         The report summarizes end of day positions by individual Fund investment portfolios and pertinent investment data. The Daily Position Report will include the following investment information.

         Bank Field
         Statement date
         Bank trust account number
         Bank short account name
         Shares / Par value
         Original Cost
         Book Value**
         Purchase Accrued Interest

         **Contains Trust Cash and Money Market investment values


Daily Transaction Report - Detail

         The report details all investment-related transactions posting to the Fund investment funds. The Daily Transaction Report is sorted by each individual trust account and will have subtotals by transaction activity type.

         The Daily Transaction Report will include the following investment transaction information.

         Bank Field
         Statement date Bank trust account number Bank short account name Transaction type code Transaction type name Div/Int flag Cusip/SEDOL number Asset description Shares/Par Price Settlement Amount Purchased Accrued interest

         Cost/Principal
         Interest/Dividend Income
         Gain/Loss
         Bank Transaction Number

Daily Transaction Report - Summary

         The report summarizes all investment-related transactions posting to the Fund investment funds. The Daily Transaction Report is sorted by each individual trust account and shows subtotals by transaction activity type.

         The Daily Transaction Report will include the following investment transaction information:

         Bank Field
         Statement date Bank trust account number Bank short account name Transaction type code Transaction type name Div/Int flag Shares/Par Settlement Amount Purchased Accrued Interest Cost/Principal Interest/Dividend Income Gain/Loss



Cash Transfers

         The Fund will be responsible for initiating outbound wire transfers (wires, ACH, transfers between Fund DDA accounts) with HNB's wire room. The Fund will be responsible for notifying HNB with the appropriate wire transfer amounts and transfers instructions on an authorized funds transfer request.

                              Custody Fee Schedule
                              Unified Series Trust
                                December 9, 2002



MARKET VALUE FEE PER FUND

            1.25 Basis Points.......................First $75 million of Market Value
            1.0 Basis Points........................On Next $75 million of Market Value
            0.75 Basis Points.......................In Excess of $150 million of Market Value

TRANSACTION FEE

         DTC & Fed. Eligible Items......................................$9.00/Transaction
         Non-DTC & Fed. Eligible Items..................................$22.00/Transaction
         Mortgage Backed Securities & Private Placements................$20.00/Transaction
         Mortgage Backed Securities & Private Placement Payments .......$5.00/Payment
         Foreign Securities (depending on country)......................$15-200.00/Transaction*
         Options........................................................$20.00/Transaction
         Repurchase Agreements..........................................$9.00/Transaction

DISBURSEMENTS

Wire Transfer Fee (In/Out)...............................................$15.00 Each
Disbursements by Check...................................................$20.00 Each

MONTHLY MINIMUM FEE

            Minimum Fee Per Fund Account.................................$250.00/Account
         This is the minimum fee to be assessed in the event the sum of the market value fee and transaction fees is less than $250.






*Bank Of New York is our agent for clearing and pricing of global securities. The transaction and holding costs vary with each country. Other Fees may be assessed for special handling and other miscellaneous services.